                                                                     EXHIBIT 4.1

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                           THE DETROIT EDISON COMPANY
                                       AND
                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
                                     TRUSTEE

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                        EIGHTEENTH SUPPLEMENTAL INDENTURE

                         DATED AS OF SEPTEMBER 15, 2005

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                  SUPPLEMENTING THE COLLATERAL TRUST INDENTURE
                            DATED AS OF JUNE 30, 1993
                                  PROVIDING FOR
              2005 SERIES C 5.19% SENIOR NOTES DUE OCTOBER 1, 2023

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     SUPPLEMENTAL INDENTURE, dated as of the 15th day of September 2005, between THE DETROIT EDISON COMPANY, a corporation organized and existing under the laws of the State of Michigan (the "Company"), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION (successor to Bank One Trust Company, National Association), a national banking association organized under the laws of the United States of America, having a corporate trust office in the City of Detroit, Michigan, as trustee (the "Trustee");

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a Collateral Trust Indenture dated as of June 30, 1993 (the "Original Indenture"), as supplemented, providing for the issuance by the Company from time to time of its debt securities; and

     WHEREAS, the Company now desires to provide for the issuance of an additional series of its senior debt securities pursuant to the Original Indenture; and

     WHEREAS, the Company intends hereby to designate a series of debt securities which shall have the benefit of the provisions of Article Four of the Original Indenture and the other related provisions of the Original Indenture relating to the grant of security, subject to the release provisions provided for herein, and which shall have the terms and variations from the provisions of the Original Indenture as set forth herein; and

     WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 1001 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Eighteenth Supplemental Indenture to the Original Indenture as permitted by Sections 201 and 301 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of its debt securities under the Original Indenture, which shall be known as the 2005 Series C 5.19% Senior Notes due October 1, 2023; and

     WHEREAS, all things necessary to make such debt securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Eighteenth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

     NOW, THEREFORE, THIS EIGHTEENTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of debt securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Eighteenth Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                   ARTICLE ONE

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

     SECTION 1.01. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein. The following terms shall have the respective meanings set forth below:

     "Business Day" means any day other than a day on which banking institutions in the State of New York or the State of Michigan are authorized or obligated pursuant to law or executive order to close.

     "Capitalization" means the total of all the following items appearing on, or included in, the consolidated balance sheet of the Company: (i) liabilities for indebtedness maturing more than 12 months from the date of determination; and (ii) common stock, common stock expense, accumulated other comprehensive income or loss, preferred stock, preference stock, premium on capital stock and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of capital stock of the Company held in its treasury, if any. Subject to the foregoing, Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged and may be determined as of a date not more than 60 days prior to the happening of the event for which the determination is being made. In connection with such determination, the Company shall certify to the Trustee that it has, prior to making its final determination, consulted with the independent accountants regularly retained by the Company.

     "Debt" means any outstanding debt for money borrowed evidenced by notes, debentures, bonds or other securities, or guarantees of any debt.

     "Institutional Investor" has the meaning set forth in the Purchase
Agreement.

     "Net Tangible Assets" means the amount shown as total assets on the consolidated balance sheet of the Company, less (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other regulatory assets carried as an asset on the Company's consolidated balance sheet, and (ii) appropriate adjustments, if any, on account of minority interests. Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made. In connection with such determination, the Company shall certify to the Trustee that it has, prior to making its final determination, consulted with the independent accountants regularly retained by the Company.

     "Operating Property" means (i) any interest in real property owned by the Company and (ii) any asset owned by the Company that is depreciable in accordance with generally accepted accounting principles, excluding, in either case, any interest of the Company as lessee under any lease (except for a lease that results from a Sale and Lease-Back Transaction) that has been or would be capitalized on the books of the lessee in accordance with generally accepted accounting principles.

     "Original Issue Date" means September 29, 2005.

     "Pledged Bonds" means the related series of Bonds and any other Mortgage Bonds issued to secure Securities subject to the release provisions provided herein or in any other supplemental indenture to the Original Indenture.

     "Purchase Agreement" means the Note Purchase Agreement dated as of July 22, 2005, among the Company and the several initial purchasers named therein.

     "Release Date" means the date as of which all Mortgage Bonds, (i) other than the Pledged Bonds, including the related series of Bonds, and (ii) other than outstanding Mortgage Bonds (exclusive of Pledged Bonds), which do not in aggregate principal amount exceed the greater of 5% of the Net Tangible Assets of the Company or 5% of the Capitalization of the Company, have been retired through payment, redemption or otherwise, provided that no default or Event of Default has occurred and, at such time, is continuing under the Original Indenture.

     "Restricted Securities Legend" means the legend set forth in Section 2.04(b) herein.

     "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing to the Company of any Operating Property (except for leases for a term, including any renewal or potential renewal, of not more than 48 months), which Operating Property has been or is to be sold or transferred by the Company to the person; provided, however, Sale and Lease-Back Transaction shall not include any arrangement first entered into prior to the date hereof and shall not include any transaction pursuant to which the Company sells Operating Property to, and thereafter purchases energy or services from, any entity, which transaction is ordered or authorized by any regulatory authority having jurisdiction over the Company or its operations or is entered into pursuant to any plan or program of industry restructuring ordered or authorized by any such regulatory authority.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Substitute Mortgage" means a mortgage indenture of the Company, other than the Mortgage, designated by the Company to the Trustee as a Substitute Mortgage pursuant to Section 4.03 hereof. The lien of the Substitute Mortgage shall have such priority, and be with respect to such property, as shall be specified by the Company in its sole discretion.

     "Substitute Mortgage Bonds" means any mortgage bonds issued by the Company under a Substitute Mortgage and delivered to the Trustee pursuant to Section
4.03 hereof or pursuant to the comparable provision of any other supplemental indenture relating to Securities subject to the release provisions.

     "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds to the Company from the sale or transfer of the property leased pursuant to the Sale and Lease-Back Transaction or (ii) the net book value of the property, as determined by the Company in accordance with generally accepted accounting principles at the time of entering into the Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of the Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of the term, without regard, in any case, to any renewal or extension options contained in the lease.

     SECTION 1.02. Section References. Each reference to a particular section set forth in this Eighteenth Supplemental Indenture shall, unless the context otherwise requires, refer to this Eighteenth Supplemental Indenture.

                                   ARTICLE TWO

                        TITLE AND TERMS OF THE SECURITIES

     SECTION 2.01. Title of the Securities; Stated Maturity. This Eighteenth Supplemental Indenture hereby establishes one series of Securities, which shall be known as the Company's "2005 Series C 5.19% Senior Notes due October 1, 2023" (the "5.19% Notes" or the "Notes"). For purposes of the Original Indenture, the Notes shall constitute a single series of Securities. The Stated Maturity on which the principal of the Notes shall be due and payable will be October 1, 2023.

     The Securities issued on the Original Issue Date will be sold by the Company pursuant to the Purchase Agreement.

     SECTION 2.02. Certain Variations from the Original Indenture.

     (a) The Notes shall have the benefit of the provisions of Article Four of the Original Indenture and shall have the benefit of, or be subject to, the other related provisions of the Original Indenture relating to the grant of security, including (for avoidance of doubt and not for purposes of limitation) the Granting Clause, the definitions of "Deliverable Mortgage Bonds," "Deliverable Securities," "Designated Mortgage Bonds," "Grant," "Mortgage," "Mortgage Bonds," "Mortgage Trustee," "Previously Delivered Mortgage Bonds," and "Trust Estate," Section 301(20), Sections 301(a)(v), (ix), (x) and (xi), Sections 301(b)(ii) and (iii), Section 301(d), and Sections 601(4) and (8), subject, in each case, to the release provisions provided for in Section 4.02 herein. In addition, on and after the Release Date, unless Substitute Mortgage Bonds are issued to secure the Notes, the Notes shall have the benefit of the additional covenants set forth in Article Three hereof.

     (b) Section 503 of the Original Indenture shall apply to the Notes. The following shall be an additional condition to defeasance of the Notes under
Section 503: the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue

Service a Revenue Ruling, or (ii) since the date of execution of this Eighteenth Supplemental Indenture, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, the Holders of such Outstanding Notes appertaining thereto will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and, also, to the effect that, after the 123rd day after the date of deposit, all money and other property as provided pursuant to Section 503 of the Original Indenture (including the proceeds thereof) deposited or caused to be deposited with the Trustee (or other qualifying trustee) pursuant to Section 503 of the Original Indenture to be held in trust will not be subject to any case or proceeding (whether voluntary or involuntary) in respect of the Company under any Federal or State bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief in respect of the Company issued in connection therewith.

     SECTION 2.03. Amount and Denominations. The aggregate principal amount of Notes that may be issued under this Eighteenth Supplemental Indenture is limited to $100,000,000 (except, in each case, as provided in Section 301(2) of the Original Indenture). The Notes shall be issuable only as Registered Securities without coupons and, as permitted by Section 301 and Section 302 of the Original Indenture, in denominations of $1,000 and integral multiples thereof.

     SECTION 2.04. Transfer and Exchange.

     (a) Transfer and Exchange of Definitive Securities. When Registered Securities are presented to the Security Registrar with a request:

          (i) to register the transfer of such Registered Securities; or

          (ii) to exchange such Registered Securities for Registered Securities of the same series of any authorized denominations of the same aggregate principal amount and Stated Maturity, the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Registered Securities surrendered for transfer or exchange:

               (A) shall be duly endorsed or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

               (B) are accompanied by the following additional information and documents, as applicable:

                    (x) if such Registered Securities are being delivered to the
               Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Transfer Restricted Security); or

                    (y) if such Registered Securities are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Transfer Restricted Security); or

               (C) if such Registered Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Transfer Restricted Security) and (ii) if the Company so requests, other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.04(b).

     In case of redemption, the Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     (b) Legends for Securities. Each Security certificate evidencing the Notes (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

     THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

     SECTION 2.05. Certain Terms of the Notes.

     (a) The 5.19% Notes shall bear interest at the rate of 5.19% per annum on the principal amount thereof from the date of original issuance, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal of the Notes becomes due and payable, and on any overdue principal and Make-Whole Amount and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 5.19% per annum during such overdue period. Interest on the Notes will be payable semi-annually in arrears on October 1 and April 1 of each year (each such date, an "Interest Payment Date"), commencing April 1, 2006. The amount of interest payable for any period shall be computed on the basis of a 360-day year and twelve 30-day months.

     (b) In the event that any Interest Payment Date, redemption date or other date of Maturity of the Notes is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date with respect to any Note will, as provided in the Original Indenture, be paid to the person in whose name the Note (or one or more Predecessor Securities, as defined in the Original Indenture) is registered at the close of business on the relevant record date for such interest installment, which shall be the fifteenth calendar day (whether or not a Business Day) prior to the relevant Interest Payment Date (the "Regular Record Date"). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may be paid to the person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the applicable Notes not less than ten days prior to such Special Record Date. The principal of, and Make-Whole Amount, if any, and the interest on the Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as any Note is held by an Institutional Investor, payment on the Notes held by such Holder shall be made in the manner specified in the Purchase Agreement.

     (c) The Notes are not subject to repayment at the option of the Holders thereof and are not subject to any sinking fund. As provided in the form of Notes attached hereto as Exhibit A, the Notes are subject to optional redemption, as a whole or in part, by the Company prior to Stated Maturity of the principal thereof on the terms set forth therein. Except as modified in the form of Note, redemptions shall be effected in accordance with Article Twelve of the Original Indenture.

     (d) The Notes shall have such other terms and provisions as are set forth in the form of Note attached hereto as Exhibit A (which is incorporated by reference in and made a part of this Eighteenth Supplemental Indenture as if set forth in full at this place).

     SECTION 2.06. Form of Note. Attached hereto as Exhibit A is the form of the definitive 5.19% Note. If the Company elects to have the Notes secured by Substitute Mortgage Bonds on and after the Release Date, the terms of such Notes shall be amended to make appropriate reference to the Substitute Mortgage and the Substitute Mortgage Bonds; provided, that the consent of Holders shall not be required in connection with such amendment.

                                  ARTICLE THREE

                              ADDITIONAL COVENANTS

     SECTION 3.01. Limitations on Liens.

     (a) From and after the Release Date, unless Substitute Mortgage Bonds are issued to secure the Notes, so long as any Notes are outstanding, the Company may not issue, assume, guarantee (including any contingent obligation to purchase) or permit to exist any Debt that is secured by any mortgage, security interest, pledge or lien ("Lien") of or upon any Operating Property owned by the Company, whether owned at the Release Date or subsequently acquired, without effectively securing the Notes (together with, if the Company shall so determine, any other indebtedness of the Company ranking equally with the Notes) equally and ratably with the Debt (but only so long as the Debt is so secured).

     The foregoing restriction will not apply to:

          (i) Liens on any Operating Property existing at the time of its acquisition and not created in contemplation of the acquisition;

          (ii) Liens on Operating Property of a corporation existing at the time the corporation is merged into or consolidated with the Company, or at the time the corporation disposes of substantially all of its properties (or those of a division) to the Company, provided that the Lien is not extended to property owned by the Company immediately prior to the merger, consolidation or other disposition and is not created in contemplation of the merger, consolidation or other disposition;

          (iii) Liens on Operating Property to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of such property or to secure indebtedness incurred to provide funds for any of these purposes or for reimbursement of funds previously expended for any of these purposes, provided the Liens are created or assumed contemporaneously with, or within 18 months after, the acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement or within 6 months thereafter pursuant to a commitment for financing arranged with a lender or investor within such 18-month period;

          (iv) Liens in favor of the United States or any state or any department, agency or instrumentality or political subdivision of the United States or any state, or for the benefit of holders of securities issued by any of these entities, to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving the Operating Property; or

          (v) Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the exceptions listed above, provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by those exceptions listed above shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

     (b) Notwithstanding the foregoing restrictions, the Company may issue, assume or guarantee Debt secured by a Lien which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other of the Company's secured Debt (not including secured Debt permitted under any of the foregoing exceptions) and the Value of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be subjected to a Lien under any of the foregoing exceptions, and Sale and Lease-Back Transactions that are permitted by the first sentence of Section 3.02 below), does not exceed the greater of 10% of the Company's Net Tangible Assets or 10% of the Company's Capitalization. The foregoing restrictions do not limit the Company's ability to place Liens on (i) the capital stock of any of the Company's subsidiaries or (ii) the assets of any of the Company's subsidiaries.

     SECTION 3.02. Limitations on Sale and Lease-Back Transactions. So long as the Notes are outstanding from and after the Release Date, unless Substitute Mortgage Bonds are issued to secure the Notes, the Company may not enter into or permit to exist any Sale and Lease-Back Transaction with respect to any Operating Property (except for leases for a term, including any renewal or potential renewal, of not more than 48 months), if the purchaser's commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of the Operating Property or the placing in operation of the Operating Property or of the Operating Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if (a) the Company would be entitled pursuant to
Section 3.01(a) above to issue, assume, guarantee or permit to exist Debt secured by a Lien on the Operating Property without equally and ratably securing the Notes, (b) after giving effect to the Sale and Lease-Back Transaction, pursuant to Section 3.01(b) above, the Company could incur at least $1.00 of additional Debt secured by Liens (other than Liens permitted by clause (a)), or
(c) the Company applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not less than the fair value of the Operating Property so leased), and, otherwise, an amount equal to the fair value (as determined by the Board of Directors of the Company) of the Operating Property so leased to the retirement of Notes or other Debt of the Company ranking equally with the Notes; provided, however, that any such retirement of Notes shall be in accordance with the terms and provisions of the Indenture and the Notes; provided, further, that the amount to be applied to such retirement of Notes or other Debt shall be reduced by an amount equal to the sum of (a) an amount equal to the redemption price with respect to Notes delivered within such one hundred eighty (180)-day period to the Trustee for retirement and cancellation and (b) the principal amount, plus any premium or fee paid in connection with any redemption in accordance with the terms of other Debt voluntarily retired by the Company within such one hundred eighty (180)-day period, excluding in each case retirements pursuant to mandatory sinking fund or prepayment provisions and payments at Stated Maturity.

     SECTION 3.03. Waiver. Section 1109 of the Original Indenture shall apply to the covenants set forth in Sections 3.01 and 3.02 above at any time such covenants are in effect.

                                  ARTICLE FOUR

                         SECURITY AND RELEASE PROVISIONS

     SECTION 4.01. Security. Subject to Section 4.02 below, as provided in and pursuant to Article Four of the Original Indenture, the Notes will be secured as to payments of principal, interest and Make-Whole Amount, if any, by a series of Mortgage Bonds (the "General and Refunding Mortgage Bonds, 2005 Series C", singly or collectively, the "Bonds," the "Bonds of the related series" or the "related series of Bonds") of the Company to be issued concurrently with the issuance of the Notes under and secured by a Mortgage and Deed of Trust, dated as of October 1, 1924, between the Company and J.P. Morgan Trust Company, National Association, as successor trustee (the "Mortgage Trustee"), as amended and supplemented by various supplemental indentures, including the supplemental indenture, dated as of September 15, 2005, creating the Bonds (collectively, the "Mortgage"), pledged by the Company for the benefit of the Holders of the Notes to the Trustee under this Eighteenth Supplemental Indenture. The Bonds shall be issued in an aggregate principal amount equal to the aggregate principal amount of the Notes.

     SECTION 4.02. Release. Until the Release Date and subject to Article Four of the Original Indenture, the Bonds of the related series issued and delivered to the Trustee shall serve as security for any and all obligations of the Company under all Notes from time to time Outstanding, including, but not limited to (1) the full and prompt payment of the principal and Make-Whole Amount, if any, on such Notes when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture or such Notes, either at the Stated Maturity thereof, upon acceleration of the maturity thereof, upon redemption, or otherwise, and (2) the full and prompt payment of any interest on such Notes when and as the same shall become due and payable in accordance with the terms and provisions of this Indenture or such Notes including, if and to the extent provided for in such Notes, interest on overdue installments of principal and (to the extent permitted by law) interest on overdue installments of interest.

     Each supplemental indenture to the Mortgage pursuant to which any Bonds are issued shall contain a provision to the effect that any payment by the Company hereunder of principal of or premium or interest on Notes which shall have been authenticated and delivered in connection with the issuance and delivery to the Trustee of such Bonds (other than by the application of the proceeds of a payment in respect of such Bonds) shall to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal, premium or interest, as the case may be, in respect of such Bonds which is then due.

     Notwithstanding anything in the Original Indenture to the contrary, from and after the Release Date, the obligation of the Company to make payment with respect to the principal of and Make-Whole Amount, if any, and interest on the Bonds shall be deemed satisfied and discharged as provided in the supplemental indenture or indentures to the Mortgage creating such Bonds and the Bonds shall cease to secure in any manner Notes theretofore or subsequently issued; the Trustee shall thereupon surrender the Bonds to the Mortgage Trustee for cancellation and execute and deliver such proper instruments of release as may be required. From and after the Release Date, all Notes, whether theretofore or subsequently issued, shall, at the Company's option, either

(i) become unsecured or (ii) be secured by Substitute Mortgage Bonds pursuant to
Section 4.03 below, and any conditions to the issuance of Notes that refer or relate to Bonds or the Mortgage shall be inapplicable (except as such conditions shall be deemed to refer to Substitute Mortgage Bonds or a Substitute Mortgage pursuant to Section 4.03 below). From and after the Release Date, the Company shall not issue any additional Mortgage Bonds, including Pledged Bonds, under the Mortgage. Notice of the occurrence of the Release Date shall be given by the Trustee to the Holders of the Notes in the manner provided for in the Original Indenture not later than 30 days after the Company notifies the Trustee of the occurrence of the Release Date.

     In connection with the establishment of the occurrence of the Release Date, the Trustee shall be entitled to receive, may presume the correctness of, and shall be fully protected in relying upon, an Officers' Certificate designating the Release Date and stating that the conditions to the occurrence of the Release Date have been satisfied.

     When the obligation of the Company to make payments with respect to the principal of, and Make-Whole Amount, if any, and interest on all or any part of the Bonds shall be satisfied or deemed satisfied pursuant to the Original Indenture or pursuant to this Eighteenth Supplemental Indenture, the Trustee shall, upon written request of the Company, deliver to the Company without charge therefor all of the Bonds so satisfied or deemed satisfied, together with such appropriate instruments of transfer or release as may be reasonably requested by the Company. All Bonds delivered to the Company in accordance with this Section shall be delivered by the Company to the Mortgage Trustee for cancellation.

     SECTION 4.03. Substitute Mortgage Bonds.

     (a) The Company shall notify the Trustee not less than 90 days prior to the Release Date (or such shorter period as the Company and the Trustee may agree) that the Company has determined to deliver to the Trustee on the Release Date Substitute Mortgage Bonds in an aggregate principal amount equal to the aggregate principal amount of Notes and any other Securities subject to the release provisions Outstanding on the Release Date, in trust for the benefit of the Holders from time to time of the Notes and any other Securities subject to the release provisions issued under the Original Indenture, as supplemented, as security for any and all obligations of the Company under the Notes and any other Securities subject to the release provisions, including but not limited to, (1) the full and prompt payment of the principal of and Make-Whole Amount, if any, on the Notes and any other Securities subject to the release provisions when and as the same shall become due and payable in accordance with the terms and provisions of the Original Indenture, as supplemented, or the Notes or such other Securities subject to the release provisions, either at the stated maturity thereof, upon acceleration of the maturity thereof or upon redemption, and (2) the full and prompt payment of any interest on the Notes and any other Securities subject to the release provisions when and as the same shall become due and payable in accordance with the terms and provisions of the Original Indenture, as supplemented, or the Notes or such other Securities subject to the release provisions.

     (b) The Substitute Mortgage Bonds to be delivered pursuant to the notice described in Section 4.03(a) shall be delivered in separate series and issues corresponding to the series and issues of Notes and other Securities subject to the release provisions Outstanding on the Release Date, each series or issue of Substitute Mortgage Bonds having the same stated rate or rates of interest (or interest calculated in the same manner), Interest Payment Dates, stated maturity date and redemption provisions, and in the same aggregate principal amount, as the related series or issue of Notes or other Securities subject to the release provisions outstanding on the Release Date. The Company shall enter into a Substitute Mortgage for the issuance of Substitute Mortgage Bonds, and designate it as such in the notice.

     (c) The notice described in Section 4.03(a) shall also state that on the Release Date the Company shall deliver to the Trustee a supplemental indenture to the Original Indenture that will provide, among other things, that upon the issuance of Notes and other Securities subject to the release provisions on or after the Release Date, the Company shall deliver to the Trustee in trust for the benefit of the Holders as described in Section 4.03(a) hereof, and the Trustee shall accept therefor, related series of Substitute Mortgage Bonds registered in the name of the Trustee and conforming to the requirements therein specified.

     (d) The determination whether to deliver Substitute Mortgage Bonds shall be made in the Company's sole discretion and without any obligation to do so.

     (e) In the event that the Company does not deliver the notice described in
Section 4.03(a), the Notes and other Securities subject to the release provisions Outstanding on the Release Date shall, as of the Release Date, no longer be entitled to the benefit of the pledge of the Pledged Bonds and shall thereafter be general unsecured obligations of the Company.

     (f) Article Four and related provisions of the Original Indenture shall apply to Substitute Mortgage Bonds pledged to the Trustee hereunder and the provisions thereof shall be deemed to refer to the Substitute Mortgage and the Substitute Mortgage Bonds. If the Company elects to have the Notes secured by Substitute Mortgage Bonds on and after the Release Date, Article Four and related provisions may be amended to make appropriate reference to the Substitute Mortgage and the Substitute Mortgage Bonds; provided, that the consent of Holders shall not be required in connection with such amendment.

     SECTION 4.04. Events of Default.

     (a) On and after the Release Date, Section 601(8) of the Original Indenture shall no longer apply to the Notes.

     For purposes of the Notes, Section 601(8) of the Original Indenture shall read, "the occurrence of an "event of default" as such term is defined in the Mortgage; or".

     (b) On and after the Release Date, if the Notes become secured by Substitute Mortgage Bonds pursuant to Section 4.03 above, the occurrence of a "default" (as defined in the Substitute Mortgage) shall constitute an Event of Default under Section 601 of the Original Indenture with respect to the Notes and the references in Section 601(4) of the Original Indenture and related provisions to "Mortgage Bonds" shall be deemed to refer to "Substitute Mortgage Bonds."

                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS

     The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Eighteenth Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

     Except as expressly amended hereby and by the supplemental indenture appointing the Trustee as successor trustee, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Eighteenth Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

     This Eighteenth Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     This Eighteenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Eighteenth Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.

                                        THE DETROIT EDISON COMPANY


                                        By: /s/ Paul A. Stadnikia
                                            ------------------------------------
                                        Name: Paul A. Stadnikia
                                        Title: Assistant Treasurer


ATTEST:


By: /s/ Sandra K. Ennis
    ---------------------------------
Name: Sandra K. Ennis
Title: Corporate Secretary

                                        J.P. MORGAN TRUST COMPANY,
                                        NATIONAL ASSOCIATION, as Trustee


                                        By: /s/ J. Michael Banas
                                            ------------------------------------
                                        Name: J. Michael Banas
                                        Title: Vice President


ATTEST:


By: /s/ Alexis M. Johnson
    ---------------------------------
Name: Alexis M. Johnson
Title: Authorized Officer

                                                                       EXHIBIT A

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

NO. R-__                                                               $________

                           THE DETROIT EDISON COMPANY

              2005 SERIES C 5.19% SENIOR NOTES DUE OCTOBER 1, 2023

Principal Amount: $__________

Authorized Denomination: $1,000

Regular Record Date: close of business on the 15th calendar day (whether or not a Business Day) prior to the relevant Interest Payment Date

Original Issue Date: September 29, 2005

Stated Maturity: October 1, 2023

Interest Payment Dates: October 1 and April 1 of each year, commencing April 1, 2006

Interest Rate: 5.19% per annum

     THE DETROIT EDISON COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, at the office or agency of the Company in The City of New York, New York, the principal sum of _________________________________________ ($____________) on
October 1, 2023 (the "Stated Maturity"), in the coin or currency of the United States, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, in arrears on each Interest Payment Date as specified above, commencing on April 1, 2006, and on the Stated Maturity at the rate per annum shown above (the "Interest Rate") until the principal hereof is due and payable, and on any overdue principal and Make-Whole Amount and on any overdue installment of interest. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered on the Regular Record Date as specified above next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to Holders of Notes of this series not less than ten days prior to such Special Record Date.

     Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and Make-Whole Amount, if any, and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Note. In the event that any Interest Payment Date, Redemption Date or Maturity Date is not a Business Day, then the required payment of principal, Make-Whole Amount, if any, and interest will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. "Business Day" means any day other than a day on which banking institutions in the State of New York or the State of Michigan are authorized or obligated pursuant to law or executive order to close.

     Payment of principal of, Make-Whole Amount, if any, and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal, Make-Whole Amount, if any, and interest due at the Stated Maturity or earlier redemption of the Notes shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Company, subject to such surrender where applicable, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, so long as any Note is held by an Institutional Investor, payment of principal, Make-Whole Amount, if any, and interest on the Notes held by such Holder shall be made in the manner specified in the Purchase Agreement.

     UNTIL THE RELEASE DATE (AS DEFINED BELOW), THIS NOTE SHALL BE SECURED BY GENERAL AND REFUNDING MORTGAGE BONDS, 2005 SERIES C (THE "MORTGAGE BONDS") ISSUED AND DELIVERED BY THE COMPANY TO THE TRUSTEE (AS DEFINED BELOW) UNDER THE COMPANY'S SUPPLEMENTAL INDENTURE DATED AS OF SEPTEMBER 15, 2005, SUPPLEMENTING THE MORTGAGE AND DEED OF TRUST DATED AS OF OCTOBER 1, 1924 BETWEEN THE COMPANY AND J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION (THE "MORTGAGE TRUSTEE"), PLEDGED BY THE COMPANY FOR THE BENEFIT OF THE HOLDERS OF THE NOTES TO THE TRUSTEE UNDER THE INDENTURE (THE "MORTGAGE"). ON THE RELEASE DATE, THE NOTES SHALL CEASE TO BE SECURED BY SUCH MORTGAGE BONDS AND, AT THE COMPANY'S OPTION, SHALL EITHER (1) BECOME

UNSECURED GENERAL OBLIGATIONS OF THE COMPANY OR (2) BE SECURED BY SUBSTITUTE MORTGAGE BONDS UNDER A SUBSTITUTE MORTGAGE.

     This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     Unless the Certificate of Authentication hereon has been executed by the Trustee or a duly appointed Authentication Agent referred to herein, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to a Collateral Trust Indenture dated as of June 30, 1993 (the "Original Indenture") duly executed and delivered between the Company and the trustee named therein (now J.P. Morgan Trust Company, National Association, as successor trustee) (herein referred to as the "Trustee"), as supplemented through and including an Eighteenth Supplemental Indenture dated as of September 15, 2005 (together with the Original Indenture, the "Indenture") between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the registered Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     This Note is not subject to repayment at the option of the Holder hereof. Except as provided below, this Note is not redeemable by the Company prior to maturity and is not subject to any sinking fund.

     This Note will be redeemable at the option of the Company, in whole at any time or in part from time to time (any such date of optional redemption, an "Optional Redemption Date," which shall be a "Redemption Date" for purposes of the Indenture), at an optional redemption price (which shall be a "Redemption Price" for purposes of the Indenture) equal to 100% of the principal amount of this Note to be redeemed together with the Make-Whole Amount (as defined below), if any, plus, in each case, accrued and unpaid interest thereon to the Redemption Date.

     Notwithstanding the foregoing, installments of interest on this Note that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Record Date.

     "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

     "Called Principal" means, with respect to a Note, the principal of the Note that is to be redeemed on an Optional Redemption Date or has become or is declared to be immediately due and payable pursuant to Section 602 of the Indenture, as the context requires.

     "Discounted Value" means, with respect to the Called Principal of a Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "Reinvestment Yield" means, with respect to the Called Principal of a Note, 0.20% plus the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX-1" on the Bloomberg Financial Market Screen (or such other display as may replace "PX-1" on the Bloomberg Financial Market Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly on a straight line basis between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

     "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled Redemption Date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments" means, with respect to the Called Principal of a Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled Redemption Date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

          "Settlement Date" means, with respect to the Called Principal of a Note, the Optional Redemption Date on which such Called Principal is to be redeemed or has become or is declared to be immediately due and payable pursuant to Section 602 of the Indenture as the context requires.

     Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Optional Redemption Date to the Holder hereof at its registered address. Each such notice shall specify such Optional Redemption Date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such Holder to be redeemed, and the interest to be paid on the Redemption Date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a senior financial officer of the Company as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation. The Make-Whole Amount shall be determined by the Company two Business Days prior to the applicable Redemption Date and the Company shall deliver to holder of the Notes and to the Trustee a certificate of a senior financial officer specifying the calculation of such Make-Whole Amount as of the Redemption Date.

     If notice has been provided in accordance with the Indenture and funds for the redemption of this Note called for redemption have been made available on the Redemption Date, this Note will cease to bear interest on the date fixed for redemption. Thereafter, the only right of the Holder hereof will be to receive payment of the Redemption Price.

     The Company will notify the Trustee at least 60 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Notes to be redeemed and the Redemption Date. If the Company elects to redeem all or a portion of the Notes, the redemption will be conditional upon receipt by the Paying Agent or the Trustee of monies sufficient to pay the Redemption Price. If the Notes are only partially redeemed by the Company, the Trustee shall select which Notes are to be redeemed pro rata among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof and otherwise in accordance with the terms of the Indenture. Upon any such declaration, the Company shall also pay to the Holders of the Notes the Make-Whole Amount on the Notes, if any, determined as of the date the Notes shall have been declared due and payable.

     In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the registered Holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. Upon any such declaration, the Company shall also pay to the Holders of the Notes the Make-Whole Amount on the Notes, if any, determined as of the date the Notes shall have been declared due and payable.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the registered Holders of not less than a majority in aggregate principal amount of the outstanding Securities of each series affected at the time, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the registered Holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate of or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the registered Holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the registered Holders of which are required to consent to any such supplemental indenture, without the consent of the registered Holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting (i) the registered Holders of at least 66 2/3% in aggregate principal amount of the Securities of all series at the time outstanding affected thereby, on behalf of the registered Holders of the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) the registered Holders of a majority in aggregate principal amount of the Securities of all series at the time outstanding affected thereby, on behalf of the registered Holders of the Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such registered Holder and upon all future registered Holders and owners of this Note and of any Note issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, Make-Whole Amount, if any, and interest on this Note at the time and place and at the rate and in the coin or currency herein prescribed.

     Prior to the Release Date, the Notes of this series shall be secured by a series of Mortgage Bonds (the "Related Series of Bonds"), delivered by the Company to the Trustee for the benefit of the Holders of the Notes. Reference is made to the Mortgage and the Indenture for a description of the rights of the Trustee as Holder of the Related Series of Bonds, the property mortgaged and pledged under the Mortgage and the rights of the Company and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the Related Series of Bonds are secured and the circumstances under which additional Mortgage Bonds may be issued.

     FROM AND AFTER SUCH TIME AS ALL BONDS, OTHER THAN (1) PLEDGED BONDS, INCLUDING THE RELATED SERIES OF BONDS, AND (2) MORTGAGE BONDS (EXCLUSIVE OF PLEDGED BONDS), WHICH DO NOT IN AGGREGATE PRINCIPAL AMOUNT EXCEED THE GREATER OF FIVE PERCENT (5%) OF NET TANGIBLE

ASSETS OR FIVE PERCENT (5%) OF CAPITALIZATION, HAVE BEEN RETIRED THROUGH PAYMENT, REDEMPTION OR OTHERWISE (INCLUDING THOSE MORTGAGE BONDS THE PAYMENT FOR WHICH HAS BEEN PROVIDED FOR IN ACCORDANCE WITH THE MORTGAGE) AT, BEFORE OR AFTER THE MATURITY THEREOF, PROVIDED THAT NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING (THE "RELEASE DATE"), THE RELATED SERIES OF BONDS SHALL CEASE TO SECURE THE NOTES IN ANY MANNER.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Note are payable or at such other offices or agencies as the Company may designate, duly endorsed by or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

     The Notes of this series are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the registered Holder surrendering the same.

     As set forth in, and subject to the provisions of, the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, (ii) the Holders of not less than 25% in principal amount of the outstanding Notes of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Notes of this series a direction inconsistent with such request within such 60-day period; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or any interest on this Note on or after the respective due dates expressed herein.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed and attested, all as of the day and year first above written.

                                        THE DETROIT EDISON COMPANY

[Corporate Seal]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


ATTEST:


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                          CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series of Notes described in the within mentioned Indenture.

                                        J.P. MORGAN TRUST COMPANY,
                                        NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

Date: _________, 20___

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
     (Please insert Social Security or Other Identifying Number of Assignee)

________________________________________________________________________________
     (Please print or type name and address, including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorneys to transfer the within Note on the books of the Company, with full power of substitution in the premises.

Dated: ____________

     NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange, Inc. Medallion Signature Program ("MSP"). When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his or her authority to act must accompany this Note.

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

     This Certificate relates to $_____________ principal amount of Notes held in definitive form by _______________________ (the "Transferor"). The Transferor has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

     In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1)  [ ]  to the Company; or

     (2) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (3) [ ] pursuant to another available exemption from registration under the Securities Act of 1933.

     Prior to the expiration of the period referred to in Rule 144(k), unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (3) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such certifications and other information satisfactory to the Company and the Trustee to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                        ----------------------------------------
                                        [INSERT NAME OF TRANSFEROR]

SIGNATURE GUARANTEE

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.